                                                                   Exhibit 10.34

                              EMPLOYMENT AGREEMENT


                 EMPLOYMENT AGREEMENT dated as of January 1, 1997, by and between LINCARE HOLDINGS INC., a Delaware corporation (the "Company"), and JOHN
P. BYRNES (the "Employee").

                              W I T N E S S E T H:

                 WHEREAS, prior to the date hereof, the Employee has been an employee of the Company; and

                 WHEREAS, the Company desires to induce the Employee to continue in the employ of the Company for the period provided in this Agreement, and the Employee is willing to accept such employment with the Company on a full-time basis, all in accordance with the terms and conditions set forth below;

                 NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein, the parties hereto do hereby covenant and agree as follows:

                 1. Employment. (a) The Company hereby employs the Employee, and the Employee hereby accepts such employment with the Company, for the period set forth in Section 2 hereof, all upon the terms and conditions hereinafter set forth.

                 (b) The Employee affirms and represents that he is under no obligation to any former employer or other party which is in any way inconsistent with, or which imposes any restriction upon, the Employee's acceptance of employment hereunder with the Company, the employment of the Employee by the Company, or the Employee's undertakings under this Agreement.

                 2. Term of Employment. Unless earlier terminated as hereinafter provided, the initial term of the Employee's employment under this Agreement shall be for a period beginning on the date hereof and ending on December 31, 2001 (such period from the date hereof until December 31, 2001 or, if the Employee's employment hereunder is earlier terminated, such shorter period, being hereinafter called the "Initial Employment Term"). In the event that the Employee continues in the full-time employ of the Company after the end of the Initial Employment Term (it being expressly understood and agreed that the Company does not now, nor hereafter shall, have any obligation to continue the Employee in its employ, whether or not on a full-time basis), then, unless otherwise expressly agreed to by the Employee and the Company in writing, the Employee's continued employment with the Company shall, notwithstanding anything to the contrary expressed or implied herein, continue to be subject to the terms and conditions of this Agreement. As used in this Agreement, the term "Employment Term" shall mean the period beginning on the date hereof and ending on the date of the Employee's cessation of employment with the Company, whether such date is before, on or after the expiration of the Initial Employment Term.

                 3. Duties. The Employee shall be employed as the Chief Executive Officer of the Company, shall faithfully and competently perform such duties as are specified in the By-laws of the Company and shall also perform and discharge such other reasonable employment duties and responsibilities as the Board of Directors of the Company may from time to time prescribe. The Employee shall perform his duties at such places and times as the Board of Directors of the Company may reasonably prescribe. Except as may otherwise be approved in advance by the Company, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Employee shall devote his full time throughout the Employment Term to the services required of him hereunder. Except as may otherwise be approved in advance by the Company, the Employee shall render his services exclusively to the Company during the Employment Term and shall use his best efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of his position.

                 4. Salary and Bonus. (a) Salary. As compensation for the complete and satisfactory performance by the Employee of the services to be performed by the Employee hereunder during the Employment Term, the Company shall pay the Employee a base salary at the annual rate of THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000) (said amount, together with any increases thereto during the Employment Term, being hereinafter referred to as the "Salary").
Any Salary payable hereunder shall be paid in regular intervals in accordance with the Company's payroll practices. The Salary payable to the Employee pursuant to this Section 4(a) shall be increased annually as of January 1, 1998 and each January 1 thereafter for the twelve (12) month period then commencing, by an amount equal to: (i) the annual percentage increase in the Consumer Price Index for All Urban Consumers, All Items, for the most recent twelve (12) month period for which such figures are then available as reported in the Monthly Labor



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Review published by the Bureau of Labor Statistics of the U.S. Department
of Labor or (ii) such higher amount as may be determined from time to time by the Board of Directors of the Company in its sole discretion.

                 (b) Bonus. During the Employment Term, in addition to Salary, the Company shall also pay bonus compensation to the Employee in respect of each calendar year (or applicable portion thereof) during the Employment Term, such bonus compensation ("Bonus") to be an amount equal to the Bonus Amount (as hereinafter defined) for such calendar year (or applicable portion thereof).

                 For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                 "Bonus Amount" for any full calendar year shall mean an amount equal to: (a) the Employee's Salary for such calendar year; MULTIPLIED BY (b) the percentage set forth on the table below which corresponds to the increase in the Company's fully diluted earnings per share in respect of such calendar year over the fully diluted earnings per share of the Company during the immediately preceding calendar year.

                 FULLY DILUTED                           BONUS AS % OF
                  EPS GROWTH                              BASE SALARY
                  ----------                              -----------
         Less than 20%                                       0%
         20% or more but less than 21%                      40%
         21% or more but less than 22%                      46%
         22% or more but less than 23%                      52%
         23% or more but less than 24%                      58%
         24% or more but less than 25%                      64%
         25% or more but less than 26%                      70%
         26% or more but less than 27%                      76%
         27% or more but less than 28%                      82%
         28% or more but less than 29%                      88%
         29% or more but less than 30%                      94%
         30%                                               100%*

         * If the fully diluted EPS growth is greater than 30%, then the Employee shall receive an additional 6% of his Base Salary for each full percentage point of EPS growth achieved.

                 In the event that the Employment Term ends at any time other than the conclusion of a full calendar year, the Employee's




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

Bonus Amount in respect of such calendar year shall be prorated, and shall be an amount equal to: (a) the Employee's Salary for such calendar year; MULTIPLIED BY
(b) the percentage set forth on the table above which corresponds to the increase in the Company's year-to-date fully diluted earnings per share (as determined by the then-most recently announced fully diluted earnings per share of the Company) over the fully diluted earnings per share of the Company during the comparable period in the immediately preceding calendar year; MULTIPLIED BY
(c) a percentage equal to the number of full calendar months included in the Employment Term for the current calendar year divided by twelve.

                 The Company's Board of Directors (or an authorized committee thereof) shall have the discretion to adjust upward or downward the Bonus Amount for any applicable period to account equitably for: (a) any extraordinary charges; (b) any unusual non-recurring items; or (c) changes after the date hereof in accounting principles required under generally accepted accounting principles; which events impacted the Company's fully diluted earnings per share in respect of any such applicable period or comparable prior year period.

                 Nothing contained herein and no action taken in respect of any Bonus (or otherwise in respect of this Section 4(b)) shall create or be construed to create a trust of any kind. The Employee's right to receive any Bonus pursuant to this Section 4(b) shall be no greater than the right of an unsecured general creditor of the Company to receive payment from the Company. All Bonuses under this Section 4(b) shall be paid from the general funds of the Company, and no special or separate fund shall be established, and no segregation of assets shall be made, to assure payment of any Bonuses hereunder.

                 (c) Withholding. The payment of any Salary and Bonus hereunder shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans.

                 5. Benefits. During the Employment Term, the Employee shall:

                 (a) be eligible to participate in all employee fringe benefits and any pension and/or profit sharing plans that may be provided by the Company for its key executive employees in accordance with the provisions of any such



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

         plans, as same may be in effect on and after the date hereof;

                 (b) be eligible to participate in any medical and health plans or other employee welfare benefit plans that may be provided by the Company for its key executive employees in accordance with the provisions of any such plans, as same may be in effect on and after the date hereof;

                 (c) be entitled to annual paid vacation in accordance with the Company policy that may be applicable on and after the date hereof to key executive employees;

                 (d) be entitled to sick leave, sick pay and disability benefits in accordance with any Company policy that may be applicable on and after the date hereof to key executive employees; and

                 (e) be entitled to reimbursement for all reasonable and necessary out-of-pocket living and travel expenses incurred by the Employee while away from his usual place of business in the performance of his duties hereunder in accordance with the Company's policies applicable on and after the date hereof in respect thereto.

                 6. Inventions and Confidential Information. The Employee hereby covenants, agrees and acknowledges as follows:

                 (a) The Company is engaged in a continuous program of research, design, development, production, marketing and servicing with respect to its business and that as part of the Employee's employment by the Company the Employee is (or may be) expected to make new contributions and inventions of value to the Company.

                 (b) The Employee's employment hereunder creates a relationship of confidence and trust between the Employee and the Company with respect to certain information pertaining to the business of the Company and its Affiliates (as hereinafter defined) or pertaining to the business of any client or customer of the Company or its Affiliates which may be made known to the Employee by the Company or any of its Affiliates or by any client or customer of the Company or any of its Affiliates or learned by the Employee during the period of his employment.







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                 (c)      The Company possesses and will continue to possess
         information that has been created, discovered or developed by, or otherwise become known to it (including, without limitation, information created, discovered, developed or made known by the Employee during the period of or arising out of his employment hereunder) or in which property rights have been or may be assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged and is treated by the Company as confidential.

                 (d) Any and all inventions, products, discoveries, improvements, processes, manufacturing, marketing and service methods or techniques, formulae, designs, styles, specifications, data bases, computer programs (whether in source code or object code), know-how, strategies and data, whether or not patentable or registrable under copyright or similar statutes, made, developed or created by the Employee (whether at the request or suggestion of the Company, any of its Affiliates, or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment by the Company (collectively, hereinafter referred to as "Inventions"), which may pertain to the business, products, or processes of the Company or any of its Affiliates, will be promptly and fully disclosed by the Employee to an appropriate executive officer of the Company (other than the Employee) and shall be the Company's exclusive property, and the Employee will promptly execute and/or deliver to an appropriate executive officer of the Company (other than the Employee) without any additional compensation therefor, all papers, drawings, models, data, documents and other material pertaining to or in any way relating to any Inventions made, developed or created by him as aforesaid. For the purposes of this Agreement, the term "Affiliate" or "Affiliates" of the Company shall mean any corporation or other entity which is controlled, directly or indirectly, by the Company. As used in the preceding sentence, the word "control" shall mean, with respect to any entity, the power to vote or direct the voting of more than 50% of the voting equity interests in such entity.

                 (e) The Employee will keep confidential and will hold for the Company's sole benefit any Invention which is to be the exclusive property of the Company under this Section 6





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

         for which no patent, copyright, trademark or other right or protection is issued.

                 (f) The Employee also agrees that he will not without the prior written consent of an appropriate executive officer of the Company (other than the Employee) use for his benefit or disclose at any time during his employment by the Company, or thereafter, except to the extent required by the performance by him of his duties as an employee of the Company, any information obtained or developed by him while in the employ of the Company with respect to any Inventions or with respect to any customers, clients, suppliers, products, employees, financial affairs, or methods of design, distribution, marketing, service, procurement or manufacture of the Company or any of its Affiliates, or any confidential matter, except information which at the time is generally known to the public other than as a result of disclosure by him not permitted hereunder, or if such information is required to be disclosed under court order or other applicable law.

                 (g) The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this
         Section 6 would be inadequate and, therefore, agrees that the Company and its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

                 (h) The Employee agrees that upon termination of his employment hereunder for any reason, the Employee shall forthwith return to the Company all documents and other property in his possession belonging to the Company or any of its Affiliates.

                 (i) Without limiting the generality of Section 10 hereof, the Employee hereby expressly agrees that the foregoing provisions of this Section 6 shall be binding upon the Employee's heirs, successors and legal representatives.





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

                 7. Termination. (a) The Employment Term shall end and the Employee's employment hereunder shall be terminated upon the occurrence of any of the following:

              (i)  the death of the Employee;

             (ii) termination of the Employee's employment hereunder by the Company based upon the inability of the Employee to perform his duties on account of disability or incapacity for a period of one hundred eighty (180) or more days, whether or not consecutive, occurring within any period of twelve (12) consecutive months; provided, however, that such employment shall not be terminated by the Company if it can reasonably accommodate the Employee's disability or incapacity;

            (iii) the termination of the Employee's employment hereunder by the Employee at any time for any reason whatsoever (including, without limitation, resignation or retirement);

             (iv) termination of the Employee's employment hereunder by the Company at any time for "cause", such termination to take effect immediately upon written notice from the Company to the Employee;

              (v) termination of the Employee's employment hereunder by the Company at any time other than for "cause", such termination to take effect immediately upon written notice from the Company to the Employee; or

             (vi)  upon a Change of Control of the Company.

                 The following actions, failures or events by or affecting the Employee shall constitute "cause" for termination within the meaning of clause
(iv) above: (1) conviction of having committed a felony; (2) determination by at least two-thirds of the members of the Board of Directors that the Employee has committed acts of dishonesty or moral turpitude; (3) failure to follow reasonable and lawful directives of the Board of Directors of the Company; or
(4) gross negligence or willful misconduct by the Employee in the performance of his obligations hereunder. The term "willful" shall mean any act or failure to act taken or omitted to be taken by the Employee not in good faith and without reasonable belief that the act or omission was in the best interest of the Company.






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

                 As used herein the term "Change of Control of the Company" shall mean any of the following:

                           (i)    sale or other disposition (or the last such
sale or other disposition) resulting in the transfer of more than 50% of the outstanding common stock of the Company to an unrelated and unaffiliated third party purchaser; or

                           (ii)    the consolidation or merger of the Company
with or into any other entity (other than a merger in which the Company is the surviving corporation and which does not result in more than 50% of the capital stock of the Company outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of its capital stock immediately prior to such merger); or

                           (iii)   a sale of substantially all of the properties
and assets of the Company as an entirety to an unrelated and unaffiliated third party purchaser; or

                           (iv)    the time at which any person (including a
person's affiliates and associates) or group (as that term is understood under
Section 13(d) of the Exchange Act and the rules and regulations thereunder), files a Schedule 13-D or 14D-1 (or any successor schedule, form or report under the Exchange Act) disclosing that such person or group has become the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of shares of capital stock of the Company giving such person or group a majority of the voting power of all outstanding capital stock of the Company with the right to vote generally in an election for directors or other capital stock of the Company into which the common stock or other voting stock is reclassified or changed.

                 (b)      (i)     If the Initial Employment Term ends by reason
of Employee being terminated by the Company other than for "cause", then the Company shall pay to the Employee, as severance pay or liquidated damages or both, an amount equal to his then-current annual Salary in effect immediately prior to such termination.

                          (ii)    If the Initial Employment Term ends by reason
of the occurrence of an event described in Section 7(a)(vi) hereof, then the Company shall pay to the Employee, as severance pay or liquidated damages or both, an amount equal to his then-current annual Salary in effect immediately prior to the





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occurrence of such event plus an amount equal to his bonus compensation in respect of the immediately preceding calendar year.

                          (iii) If, after the expiration of the Initial
Employment Term, the Employment Term ends by reason of the Employee being terminated by the Company other than for "cause", the occurrence of an event described in Section 7(a)(vi) hereof, or the Employee voluntarily terminating his employment with the Company for any reason whatsoever (including, without limitation, resignation or retirement), then the Company shall pay to the Employee, as severance pay or liquidated damages or both, an amount equal to his then-current annual Salary in effect immediately prior to such termination plus an amount equal to his bonus compensation in respect of the immediately preceding calendar year.

                          (iv)  If the Employee's employment is terminated by
the Company other than for "cause", or if the Employee voluntarily terminates his employment with the Company, then any such payable amounts shall be paid in twelve (12) equal monthly installments commencing on the first day of the calendar month immediately following the termination of the Employment Term.
In the event the Employment Term ends by reason of the occurrence of an event described in Section 7(a)(vi) hereof, then such amounts shall be payable no later than ten (10) business days after the end of the Employment Term. It is understood and agreed that this Section 7(b) shall survive the expiration or termination of this Agreement and the provisions hereof shall be binding upon any successor in interest of the Company. It is expressly acknowledged and agreed that the provisions of this Section 7(b) shall supersede any and all payment obligations of Lincare Inc., a wholly-owned subsidiary of the Company, to the Employee under the provisions of Section 3 of that certain Agreement by and between the Employee and Lincare Inc., dated December 28, 1990.

                 (c) Notwithstanding anything to the contrary expressed or implied herein, and except as set forth in Section 7(b) hereof, the Company (and its Affiliates) shall not be obligated to make any payments to the Employee or on his behalf of whatever kind or nature by reason of the Employee's cessation of employment other than: (A) such amounts, if any, of his Salary and bonus compensation as shall have accrued and remained unpaid as of the date of said cessation (including, but not limited to, the amount of any bonus compensation payable in respect of the then-current calendar year); and
(B) such other amounts which may be





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otherwise payable to the Employee from the Company's retirement plans or other benefit plans on account of such cessation of employment (including, but not limited to, payment for any vested but unused vacation); and (C) Company shall cover the Employee under its medical and dental plan, and life insurance through the end of the last calendar day of the month during which the Employment Term ends, thereafter, the Employee shall be given COBRA conversion rights for the Company's medical and dental plan. Nothing in this Section 7(c) shall limit the Employee's right to contest any termination of the Employee's employment hereunder by appropriate legal proceedings. It is understood and agreed that this Section 7(c) shall survive the expiration or termination of this Agreement and the provisions hereof shall be binding upon any successor in interest of the Company.

                 (d) No interest shall accrue on or be paid with respect to any portion of any payments hereunder paid in accordance with the terms of this Agreement.

                 8. Non-Assignability. (a) Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, his beneficiaries, or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 8(a) shall preclude the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death. Neither this Agreement nor any right or interest hereunder shall be assignable by the Company, nor shall any obligations of the Company hereunder be delegated.

                 (b) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                 9. Competition. During the Employee's employment by the Company and during the twelve (12) month period commencing on the date of cessation of the Employee's employment for any reason whatsoever:

                 (a) The Employee will not make any statement or perform any act intended to advance an interest of any existing or prospective competitor of the Company or any of its Affiliates in any way that will or may injure an interest of the Company or any of its Affiliates in its relationship and dealings with existing or potential




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

         customers or clients, or solicit or encourage any other employee of the Company or any of its Affiliates to do any act that is disloyal to the Company or any of its Affiliates or inconsistent with the interest of the Company or any of its Affiliate's interests or in violation of any provision of this Agreement;


                 (b) The Employee will not discuss with any existing or potential customers or clients of the Company or any of its Affiliates the present or future availability of services or products by a business, if the Employee has or expects to acquire a proprietary interest in such business or is or expects to be an employee, officer or director of such business, where such services or products are competitive with services or products which the Company or any of its Affiliates provides during the Employment Term;

                 (c) The Employee will not make any statement or do any act intended to cause any existing or potential customers (with whom the Company has made contact) or clients of the Company or any of its Affiliates to make use of the services or purchase the products of any competitive business in which the Employee has or expects to acquire a proprietary interest or in which the Employee is or expects to be made an employee, officer or director, if such services or products in any way relate to or arise out of the services or products sold or provided by the Company or any of its Affiliates to any such existing customer or client during the Employment Term;

                 (d) The Employee will not directly or indirectly (as a director, officer, employee, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in, perform any services for, participate in or be connected with (i) any business or organization which engages in competition with the Company or any of its Affiliates in any geographical area where any business is presently carried on by the Company or any of its Affiliates, or (ii) any business or organization which engages in competition with the Company or any of its Affiliates in any geographical area where any business shall be hereafter, during the period of the Employee's employment by the Company, carried on by the Company or any of its Affiliates, if such business is then being carried on by the Company or any of its Affiliates in such geographical area; provided, however, that the provisions of this
         Section 9(d) shall not be deemed to prohibit the Employee's ownership of not more than 1% of the





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

         total shares of all classes of stock outstanding of any publicly held company;

                 (e) The Employee will not directly or indirectly solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company or any of its Affiliates; and

                 (f) The Employee will not directly or indirectly hire, engage, send any work to, place orders with, or in any manner be associated with any supplier, contractor, subcontractor or other person or firm which rendered manufacturing or other services, or sold any products, to the Company or any of its Affiliates if such action by him would have a material adverse effect on the business, assets or financial condition of the Company or any of its Affiliates.

                 For purposes of this Section 9, a person or entity (including, without limitation, the Employee) shall be deemed to be a competitor of the Company or any of its Affiliates, or a person or entity (including, without limitation, the Employee) shall be deemed to be engaging in competition with the Company or any of its Affiliates, if such person or entity in any way conducts, operates, carries out or engages (i) in the business of delivering medical oxygen, respiratory therapy services, or durable medical equipment to customers in their homes or (ii) in any other business engaged in by the Company or any of its Affiliates on or prior to the date upon which such Employee ceases to be employed hereunder.

                 In connection with the foregoing provisions of this Section 9, the Employee represents that his experience, capabilities and circumstances are such that such provisions will not prevent him from earning a livelihood. The Employee further agrees that the limitations set forth in this Section 9 (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection of the business of the Company (and of its Affiliates). It is understood and agreed that the covenants made by the Employee in this Section 9 (and in Section 6 hereof) shall survive the expiration or termination of this Agreement.






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                 For purposes of this Section 9, proprietary interest in a
business is ownership, whether through direct or indirect stock holdings or otherwise, of one percent (1%) or more of such business.

                 The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 9 would be inadequate and, therefore, agrees that the Company and any of its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

                 10. Binding Effect. Without limiting or diminishing the effect of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

                 11. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person or sent by first class certified or registered mail, postage prepaid, if to the Company, at the Company's principal place of business, and if to the Employee, at his home address most recently filed with the Company, or to such other address or addresses as either party shall have designated in writing to the other party hereto.

                 12. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                 13. Severability. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby.

                 14. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at





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

any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                 15       Entire Agreement; Modifications.  This Agreement
constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto. It is acknowledged and agreed that this Agreement shall supersede the Employment Agreement between the Employee and Lincare Inc., dated November 30, 1990, which agreement shall be of no further force or effect from the date of this Agreement.

                 16       Survival.  The provisions of Sections 6, 7 and 9
hereof shall survive and continue after the expiration or termination of this Agreement.

                 17       Counterparts.  This Agreement may be executed in two
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Agreement as of the day and year first above written.

                                        LINCARE HOLDINGS INC.


                                        By:__________________________


                                        Title:_______________________



                                        _____________________________
                                                JOHN P. BYRNES





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